UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2008
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02.	Results of Operations and Financial Condition.
     On August 7, 2008, Somaxon Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2008. A copy of this press release is attached hereto as Exhibit 99.1.
     In accordance with General Instruction B.2. of Form 8-K, the information in Exhibit 99.1 is being furnished pursuant to this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to such exhibit.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     The Company has appointed Richard W. Pascoe, 44, as the Company’s president and chief executive officer, effective as of August 11, 2008. In connection with Mr. Pascoe’s appointment as president and chief executive officer, David F. Hale, who has served as the Company’s interim chief executive officer, will relinquish this position. Mr. Hale will continue to serve as the Company’s executive chairman of the board.
     The Company also increased the size of its board of directors (the “Board”) from nine to ten members, and Mr. Pascoe was appointed to the Board, effective as of August 11, 2008. Mr. Pascoe will serve as a Class III director, with his term expiring at the 2011 annual meeting of the Company’s stockholders. As an employee director, Mr. Pascoe is not an independent director within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, and as such he will not serve on any of the current committees of the Board.
     Mr. Pascoe served as senior vice president and chief operating officer of ARIAD Pharmaceuticals, Inc. from February 2008 to August 2008. Prior to that, he served as ARIAD’s senior vice president and chief commercial officer from June 2007 to February 2008 and as its vice president and chief commercial officer from November 2005 to June 2007. From May 2000 to October 2005, Mr. Pascoe held various senior sales and marketing positions at King Pharmaceuticals, Inc., including senior vice president positions in both marketing and sales, as well as vice president positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was in the commercial groups at Medco Research, Inc. (which was acquired by King), COR Therapeutics, Inc., B. Braun Interventional and The BOC Group. Mr. Pascoe also served as a Commissioned Officer with the U.S. Army 24th Infantry Division, including as an advisor to the Brigade Commander during Operation Desert Storm. Mr. Pascoe received his B.S. degree in Leadership Studies from the United States Military Academy at West Point, NY.
Employment Agreement of Richard W. Pascoe, President and Chief Executive Officer
     The Company and Mr. Pascoe have entered into an employment agreement that will be effective as of August 11, 2008 (the “Employment Agreement”). Under the Employment Agreement, Mr. Pascoe’s initial annual salary will be $415,000, prorated for the remainder of 2008. His base salary will be reviewed annually by the Board. He will also be eligible to participate in the Company’s incentive award plans in effect from time to time, and his target award under any such plan will be 45% of his base salary. For 2008, he will receive a guaranteed bonus of $100,000.
     The Board also granted Mr. Pascoe options to purchase 500,000 shares of the Company’s common stock under the 2005 Equity Incentive Award Plan at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on August 11, 2008. Twenty-five percent of the options will vest on August 11, 2009, and 1/36th of the remaining number of options will vest monthly over the following three years.
     Mr. Pascoe will also receive a $25,000 signing bonus, which bonus will be grossed up for all applicable taxes. Mr. Pascoe will also be reimbursed for certain relocation expenses, subject to certain conditions, including temporary living expenses in San Diego, California, reasonable expenses relating to the sale of Mr. Pascoe’s current home in Massachusetts, closing costs associated with the purchase of a primary residence in San Diego, California and moving of household goods, which expenses will be grossed-up to the extent the amounts are taxable. A portion of these relocation expenses must be repaid if Mr. Pascoe’s employment is terminated by the Company for “cause” (as defined in the Employment Agreement) or by Mr. Pascoe for any reason other than for “good reason” (as defined in the Employment Agreement) prior to the first anniversary of his commencement of employment.
     The Company has the right to terminate Mr. Pascoe’s employment at any time with or without cause, and Mr. Pascoe may resign with or without good reason upon 30 days’ written notice.
     In the event Mr. Pascoe’s employment is terminated as a result of his disability, he will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination, an amount equal to his base salary for the 12-month period immediately prior to such termination, and, in the discretion of the Board, a pro-rated bonus for the year in which the termination occurs.
     The Employment Agreement also provides Mr. Pascoe with certain severance benefits in the event his employment is terminated by the Company other than for cause or if Mr. Pascoe resigns with good reason. Specifically, in the event of such a termination or resignation, Mr. Pascoe will receive any accrued but unpaid base salary or unused paid time-off as of the date of termination or resignation, an amount equal to his base salary for the 12-month period immediately prior to such termination or resignation, 12 months of health care benefits continuation at the Company’s expense, 12 months of the portion of the monthly premiums for Mr. Pascoe’s life insurance and disability insurance coverage that are borne by the Company and, in the discretion of the Board, a pro-rated bonus for the year in which the termination or resignation occurs. In addition, that portion of Mr. Pascoe’s stock awards which would have vested if Mr. Pascoe had remained employed for an additional 12 months will immediately vest on the date of such termination or resignation, and he will be entitled to exercise such stock awards for 180 days following the date of termination or resignation.
     In the event of a “change of control” (as defined in the Employment Agreement) of the Company, 50% of Mr. Pascoe’s unvested stock awards will immediately become vested on the date of the change of control, and any remaining unvested stock awards will become vested on the one year anniversary of the date of the change of control. In addition, in the event Mr. Pascoe’s employment is terminated by the Company other than for cause or if Mr. Pascoe resigns with good reason, in each case within 12 months after the date of the change of control, all of Mr. Pascoe’s unvested stock awards will immediately become vested on the date of such termination or resignation, and he will be entitled to exercise such stock awards for 180 days following the date of termination or resignation.

     A complete copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.
Amendment to Employment Agreement of David F. Hale, Executive Chairman
     The Company and Mr. Hale have entered into an amendment to Mr. Hale’s employment agreement dated August 7, 2008 (the “Amendment”).
     Pursuant to the Amendment, Mr. Hale will remain as the Company’s executive chairman of the board through the date of the 2009 annual meeting of the Company’s stockholders. Mr. Hale’s current compensation of $15,000 per month as executive chairman of the board will continue.
     The Amendment provides that Mr. Hale is eligible to receive a target bonus of 45% under the 2008 Incentive Plan on all compensation Mr. Hale receives during 2008 for his service as either interim chief executive officer or executive chairman of the board. Such bonus will be paid to Mr. Hale at the time bonuses are paid to executives generally under the Company’s 2008 Incentive Plan.
     The Amendment also provides that Mr. Hale is eligible to receive a target bonus of 45% under any Company incentive plan in effect for 2009 on all compensation Mr. Hale receives during 2009 for his service as executive chairman of the board. Such bonus will be paid to Mr. Hale at the time bonuses are paid to executives generally under the Company’s 2009 incentive plan.
     A complete copy of the Amendment is filed herewith as Exhibit 10.2 and incorporated herein by reference. The foregoing description of the terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure.
     On August 7, 2008, the Company issued a press release relating to certain of the foregoing matters, which press release is filed herewith as Exhibit 99.2.
     In accordance with General Instruction B.2. of Form 8-K, the information contained in Exhibit 99.2 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to such exhibit.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement dated August 7, 2008, between Somaxon Pharmaceuticals, Inc. and Richard W. Pascoe.

10.2	Amendment No.1 dated August 7, 2008 to the Employment Agreement between Somaxon Pharmaceuticals, Inc. and David F. Hale.

99.1	Press Release, dated August 7, 2008

99.2	Press Release, dated August 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008	SOMAXON PHARMACEUTICALS, INC.
	By:	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement dated August 7, 2008, between Somaxon Pharmaceuticals, Inc. and Richard W. Pascoe.

10.2	Amendment No. 1 dated August 7, 2008 to the Employment Agreement between Somaxon Pharmaceuticals, Inc. and David F. Hale.

99.1	Press Release, dated August 7, 2008

99.2	Press Release, dated August 7, 2008